Exhibit 99.3

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, H. Lawrence Culp, Jr., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge, Danaher Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Danaher Corporation.

Date:	July 16, 2003	By:	/s/ H. Lawrence Culp, Jr.
		Name:	H. Lawrence Culp, Jr.
		Title:	President and Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Danaher Corporation and will be retained by Danaher Corporation and furnished to the Securities and Exchange Commission or its Staff upon request.